Exhibit 25.4

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

United Rentals (North America), Inc.

(Exact name of obligor as specified in its charter)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS”
ON THE FOLLOWING PAGE)

Delaware	86-0933835
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

100 First Stamford Place, Suite 700 Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip code)

Secured Debt Securities

(Title of the indenture securities)

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
United Rentals (Delaware), Inc.	51-0414593	Delaware
United Rentals Highway Technologies Gulf, LLC	06-1604996	Delaware
United Rentals Realty, LLC	30-0505322	Delaware

Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant’s Principal Executive Offices: c/o United Rentals (North America), Inc., 100 First Stamford Place, Suite 700, Stamford, Connecticut, 06902, [(203) 622-3131].

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

* Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville and State of Florida on the 27th day of July, 2021.

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano
Vice President

EXHIBIT 6

July 27, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2021, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$27,624
Interest-bearing balances		247,100
Securities:
Held-to-maturity securities		232,139
Available-for-sale securities		193,559
Equity Securities with readily determinable fair value not held for trading		11

Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		52
Securities purchased under agreements to resell		61,135
Loans and lease financing receivables:
Loans and leases held for sale		32,787
Loans and leases, net of unearned income	825,035
LESS: Allowance for loan and lease losses	16,694
Loans and leases, net of unearned income and allowance		808,341
Trading Assets		64,013
Premises and fixed assets (including capitalized leases)		10,992
Other real estate owned		158
Investments in unconsolidated subsidiaries and associated companies		13,487
Direct and indirect investments in real estate ventures		66
Intangible assets		31,616
Other assets		50,077

Total assets		$1,773,157

LIABILITIES
Deposits:
In domestic offices		$1,463,374
Noninterest-bearing	551,270
Interest-bearing	912,104
In foreign offices, Edge and Agreement subsidiaries, and IBFs		28,333
Noninterest-bearing	332
Interest-bearing	28,001
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		876
Securities sold under agreements to repurchase		5,980

Dollar Amounts
In Millions
Trading liabilities	15,235
Other borrowed money (Includes mortgage indebtedness and obligations under capitalized leases)	44,034
Subordinated notes and debentures	11,879
Other liabilities	32,321

Total liabilities	$1,602,032

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	114,820
Retained earnings	54,661
Accumulated other comprehensive income	1,094
Other equity capital components	0

Total bank equity capital	171,094
Noncontrolling (minority) interests in consolidated subsidiaries	31

Total equity capital	171,125

Total liabilities, and equity capital	$1,773,157

I, Michael P. Santomassimo, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Michael P. Santomassimo
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors

Maria R. Morris

Theodore F. Craver, Jr.

Juan A. Pujadas